EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS




                      WIESENECK, ANDRES & COMPANY, P.A.
                         Certified Public Accountants
                         772 U.S. HIGHWAY 1, SUITE 100
                        NORTH PALM BEACH, FLORIDA  33408
                                (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                          FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida



                               April 23, 2001

Board of Directors
Phoenix International Industries, Inc.
1950 Osceola Drive
West Palm Beach, Florida 33409


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Phoenix International Industries, Inc. on Form S-8 of our report dated August 11, 2000, appearing in the Annual Report on Form 10-KSB of Phoenix International Industries, Inc. for the year ended May 31, 2000 and in the Quarterly Reports on Form 10-QSB for the quarters ended August 31, 2000, November 30, 2000 and February 28, 2001 and the respective Review Reports dated October 17, 2000, January 17, 2000 and April 11, 2001.

                                 Very truly yours,



                                 By:/s/ Thomas B. Andres
                                    ---------------------


          Exhibit 23.2